UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021

ADTALEM GLOBAL EDUCATION INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe
Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)

(866) 374-2678
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	New York Stock Exchange
Common Stock $0.01 Par Value	ATGE	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(d) On September 13, 2021, Adtalem Global Education Inc. (“Adtalem”) filed a Current Report on Form 8-K/A with the Securities and Exchange Commission reporting that Ms. Kathy Boden Holland, Group President, ATGE Medical and Healthcare will be leaving Adtalem effective September 30, 2021.  This Current Report on Form 8-K/A supplements the prior Form 8-K/A in certain respects.

On September 13, 2021, Adtalem and Ms. Boden Holland entered into a Severance Agreement and General Release (the “Severance Agreement”) in connection with her resignation.  Pursuant to the Severance Agreement, Adtalem has agreed to pay Ms. Boden Holland a severance payment equal to 1.5 times her annual base salary plus her target management incentive plan award payable in 18 equal monthly payments.  She will also receive certain health and outplacement benefits.   Under the Severance Agreement, Ms. Boden Holland has provided customary broad form releases and other confidentiality, noncompete and nonsolicitation covenants to Adtalem in connection with her resignation.

The foregoing summary of the Severance Agreement is only a summary and is qualified in its entirety by the full text of the Severance Agreement, a copy of which is attached hereto as Exhibit 10.1

Item 9.01           Financial Statements and Exhibits

10.1	Severance Agreement and General Release dated September 13, 2021 by and between Adtalem Global Education Inc. and Kathy Boden Holland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

By:	/s/ Douglas G. Beck
Douglas G. Beck
Senior Vice President and General Counsel

Date: September 14, 2021